As filed with the Securities and Exchange Commission on November 17, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRUSTMARK CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	64-0471500
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

248 East Capitol Street

Jackson, Mississippi 39201

(601) 208-5111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Secretary

Trustmark Corporation

248 East Capitol Street

Jackson, Mississippi 39201

(601) 208-5111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bruce C. Bennett

Alicia Zhang

Covington & Burling LLP

30 Hudson Yards

New York, New York 10001

(212) 841-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, as amended, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

TRUSTMARK CORPORATION

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Units

Stock Purchase Contracts

Trustmark Corporation, or one or more selling securityholders to be identified in the future, may offer, issue and sell from time to time, together or separately, in one or more offerings any combination of: (i) our common stock; (ii) our preferred stock, which we may issue in one or more series; (iii) senior or subordinated debt securities; (iv) warrants; (v) depositary shares; (vi) units; and (vii) stock purchase contracts. The debt securities may consist of debentures, notes or other types of debt. The debt securities, preferred stock and warrants may be convertible, exercisable or exchangeable for common or preferred stock or other securities of ours. The preferred stock may be represented by depositary shares. The units may consist of any combination of the securities listed above.

We, or the selling securityholders, may offer and sell these securities in amounts, at prices and on terms determined at the time of the offering. We will not receive any proceeds from any sale of securities by any such selling securityholders.

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision. We may also authorize one or more free writing prospectuses to be provided to you in connection with any offering pursuant to this prospectus or any prospectus supplement.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “TRMK.” On November 13, 2025, the closing price of our common stock on the Nasdaq Global Select Market was $38.17 per share. You are urged to obtain current market quotations of our common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The securities described herein may be sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, then the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 5 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference into this prospectus together with any information set forth in the “Risk Factors” section of any applicable prospectus supplement before making any decision to invest in our securities.

None of the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The offered securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is November 17, 2025.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, then you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	this prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering of the securities and the distribution of this prospectus.

i

ii

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Trustmark,” the “Company,” “our Company,” “we,” “us,” “our” and “ours” or similar references mean Trustmark Corporation and its consolidated subsidiaries, except that such terms refer to only Trustmark Corporation and not its subsidiaries in the sections titled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Depositary Shares,” “Description of Units” and “Description of Stock Purchase Contracts.”

ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic shelf registration statement filed by Trustmark Corporation with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we, or any selling securityholder, may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read on the SEC website as described under the heading “Where You Can Find More Information.”

Each time we offer and sell, or one of the selling securityholders offers and sells, securities pursuant to this prospectus, we will provide a prospectus supplement containing specific information about the terms of a particular offering. The prospectus supplement may add, update or change information in this prospectus. We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. If the information in this prospectus is inconsistent with a prospectus supplement and any applicable free writing prospectus, then you should rely on the information in that prospectus supplement and any applicable free writing prospectus. You should read carefully both this prospectus and, if applicable, any prospectus supplement together with the documents we have incorporated by reference into this prospectus or any applicable prospectus supplement. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and any applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Neither the Company nor any selling securityholder has authorized anyone to provide you with any information other than that contained or incorporated by reference into this prospectus or any prospectus supplement, or to which the Company has referred you. Neither the Company nor any selling securityholder takes any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. You should not assume that the information provided in this prospectus or any prospectus supplement or the documents incorporated by reference into this prospectus or any prospectus supplement is accurate as of any date other than the date of this prospectus or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at www.sec.gov.

Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet at our website at www.trustmark.com. All internet addresses provided in this prospectus or any prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any prospectus supplement or other offering materials.

We have filed an automatic shelf registration statement on Form S-3 with the SEC for the securities being offered under this prospectus. This prospectus is a part of that registration statement. The registration statement may contain additional information that may be important to you. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus is considered a part of the information contained herein. We are incorporating by reference into this prospectus the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:

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our annual report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February  19, 2025, and updated by the portions of our definitive proxy statement on Schedule 14A filed with the SEC on March  12, 2025, specifically incorporated by reference therein;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 6, 2025, August 5, 2025, and November 5, 2025, respectively;

•	our current reports on Form 8-K, filed with the SEC on April 23, 2025 and May 22, 2025; and

•

the description of our common stock contained in our registration statement on Form 8-A, as updated by Exhibit 4-d to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 20, 2020, including any other amendment or report filed for the purpose of updating such description.

The information contained in this prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus.

Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:

Trustmark Corporation

Attention: Secretary

248 East Capitol Street

Jackson, Mississippi 39201

Telephone: (601) 208-5088

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are not statements of historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act, Section 21E of the Exchange Act, and other related federal securities laws. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect our future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. These possible events or factors include, but are not limited to:

•	actions by the Board of Governors of the Federal Reserve System that impact the level of market interest rates;

•	local, state, national and international economic and market conditions;

•	conditions in the housing and real estate markets in the regions in which Trustmark operates;

•	conditions and changes, including volatility, in the credit and financial markets

•	changes in the level of nonperforming assets and charge-offs;

•	an increase in unemployment levels;

•	a slowdown in economic growth;

•	changes in our ability to measure the fair value of assets in our portfolio;

•	changes in the level and/or volatility of market interest rates;

•	the impacts related to or resulting from bank failures and other economic and industry volatility;

•	including potential increased regulatory requirements;

•	the demand for the products and services we offer;

•	potential unexpected adverse outcomes in pending litigation matters;

•	our ability to attract and retain noninterest-bearing deposits and other low-cost funds;

•	competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions;

•	changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements;

•	changes in consumer spending, borrowings and savings habits;

•	technological changes;

•	changes in the financial performance or condition of our borrowers;

•	greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business;

•	cyber-attacks and other breaches which could affect our information system security;

•	natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism;

•	potential market or regulatory effects of the current United States presidential administration’s policies;

•	changes to the credit rating of U.S. Government securities; and

•

the other factors and information contained in this prospectus and in the other reports and filings that we make with the SEC, including, without limitation, those described in “Part I. Item 1A. Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated into this prospectus by reference.

We urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by us. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in that forward-looking statement. Any forward-looking statement made in this prospectus or made by us in any report, filing, document or information incorporated by reference in this prospectus, speaks only as of the date on which it is made. We undertake no obligation to update any such forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that these assumptions or bases have been chosen in good faith and that they are reasonable. However, we caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, we caution you not to place undue reliance on the forward-looking statements contained in this prospectus or incorporated by reference herein.

RISK FACTORS

An investment in our securities involves significant risks. You should read and carefully consider the risks and uncertainties and the risk factors described in “Part I. Item 1A. Risk Factors” of, and elsewhere in, our annual report on Form 10-K for the year ended December 31, 2024, which is incorporated into this prospectus by reference, as updated by our annual and quarterly reports for subsequent fiscal years or fiscal quarters, that we file with the SEC after the date of this prospectus which are incorporated into this prospectus by reference. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any applicable prospectus supplement, before you make an investment decision regarding the securities. See “Special Note Regarding Forward-Looking Statements.”

TRUSTMARK CORPORATION

Trustmark, a Mississippi business corporation incorporated in 1968, is a bank holding company headquartered in Jackson, Mississippi. On August 4, 2025, our principal subsidiary, Trustmark National Bank, initially chartered by the State of Mississippi in 1889, converted from a national banking association to a Mississippi-chartered banking corporation and changed its name to Trustmark Bank (“TB”). TB is a member bank of the Federal Reserve System and is supervised by the Federal Reserve Bank of Atlanta and the Mississippi Department of Banking and Consumer Finance (“MDBCF”). In addition, as a large provider of consumer financial services, TB remains subject to regulation, supervision, enforcement and examination by the Consumer Financial Protection Bureau (“CFPB”). As a Mississippi state-chartered banking corporation, TB must obtain the approval of the MDBCF prior to declaring or paying a dividend on its common stock. Dividends from TB are our principal source of cash. At September 30, 2025, TB had total assets of $18.799 billion, which represented approximately 99.99% of the consolidated assets of Trustmark.

Through TB and its other subsidiaries, we operate as a financial services organization providing banking and other financial solutions through offices and 2,539 full-time equivalent associates (measured at September 30, 2025) located in the states of Alabama, Florida (primarily in the northwest or “Panhandle” region of that state), Georgia (primarily in Atlanta), Mississippi, Tennessee (in the Memphis and Northern Mississippi regions), and Texas (primarily in Houston). Our operations are managed along two operating segments: General Banking Segment and Wealth Management Segment.

Our common stock is traded on the Nasdaq Global Select Market under the symbol “TRMK.” Our principal executive offices are located at 248 East Capitol Street, Jackson, Mississippi 39201, and our telephone number is (601) 208-5111. Our website is www.trustmark.com. All internet addresses provided in this prospectus or any prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described in this prospectus or any prospectus supplement, is not a part of, and is not incorporated or deemed to be incorporated by reference into, this prospectus or any prospectus supplement. Additional information about our subsidiaries and us may be found in the documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

We do not currently know the number or types of securities that ultimately will be sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise provided in the applicable prospectus supplement to this prospectus used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for general corporate purposes, which may include providing capital to support our growth organically or through strategic acquisitions, financing investments and capital expenditures, and for investments in TB as regulatory capital. We currently have no definitive agreements or arrangements regarding any future acquisitions. Pending such use, we may temporarily invest the net proceeds in highly liquid, short-term securities or in deposit accounts at TB.

We will not receive any proceeds from any sales of securities by a selling securityholder.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, depositary shares, units and stock purchase contracts that we, or any selling securityholders, may offer and sell from time to time. We may issue the debt securities as exchangeable for and/or convertible into shares of common stock or preferred stock. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement, or free writing prospectus, as applicable, do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our articles of incorporation, as restated (our “articles of incorporation”), and our bylaws, as amended and restated (our “bylaws”), the Mississippi Business Corporation Act (the “MBCA”) and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement, or free writing prospectus, as applicable, differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement, or free writing prospectus, as applicable.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, Euroclear or Clearstream, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF COMMON STOCK

The following is a description of our common stock and certain provisions of our articles of incorporation and bylaws, and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our articles of incorporation and bylaws, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part, and copies of which have been filed with the SEC and are also available upon request from us. You should read the prospectus supplement applicable to a particular issuance of securities, which will contain additional information and which may update or change some of the information below.

General

We have authorized 250,000,000 shares of common stock, no par value. Our common stock is listed on the Nasdaq Global Select Market under the symbol “TRMK.”

You should note that the rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue in the future. These preferences may relate to voting, dividend and liquidation rights, among other things.

Voting Rights

Holders of common stock are entitled to one vote per share on all matters to be voted by the stockholders of Trustmark, including the election of directors. Holders of common stock are not entitled to cumulative voting rights with respect to the election of directors. Nominees for directors shall be elected by an affirmative vote of the majority of the votes cast at any meeting of stockholders at which a quorum is present; provided that, where the number of nominees exceeds the number of directors to be elected, nominees for director shall be elected by a plurality of the votes cast. Under the MBCA and our articles of incorporation and bylaws, an affirmative vote of the majority of the votes cast at a meeting is sufficient in order to take most stockholder actions. Certain extraordinary actions, such as merger and share exchange, require the affirmative vote of a majority of the shares entitled to vote.

Dividend Rights

Holders of common stock are entitled to receive dividends only if, as and when declared by our board of directors out of funds legally available, subject to certain restrictions imposed by state and federal laws and the preferential dividend rights of any preferred stock then outstanding.

As a bank holding company, our ability to pay dividends is substantially dependent on the ability of TB to transfer funds to us in the form of dividends, loans and advances. Accordingly, our declaration and payment of dividends depends upon TB’s earnings and financial condition, including its regulatory capital levels, as well as upon general economic conditions and other factors.

Liquidation Rights

In the event of the liquidation of Trustmark, the holders of common stock are entitled to receive pro rata any assets distributed to stockholders with respect to their shares, after payment of all debts and payments to holders of preferred stock of Trustmark, if any.

Preemptive Rights

Holders of common stock have no preemptive right to acquire additional or treasury shares of Trustmark.

Anti-Takeover Provisions of Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain provisions that may delay, deter or inhibit a future acquisition of us not approved by our board of directors. Such a result could occur even if our stockholders are offered an attractive value for their shares or even if a majority of our stockholders believe the takeover is in their best interest.

For example, our articles of incorporation authorize our board of directors to issue authorized and unissued shares of common stock without stockholder approval or to issue a series of preferred stock without any further approval from our stockholders, with the designations, preferences and relative rights, qualifications, limitations or restrictions, as the board of directors determines in its discretion.

Our bylaws include restrictions on the ability of a stockholder to call a special stockholder meeting and also establish advance notice procedures for the nomination of candidates for election to the board of directors by persons other than the board of directors and require that such a stockholder provide detailed information about the nominee and satisfy certain other conditions.

These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain the approval of our board of directors in connection with any such transaction.

Restrictions on Ownership

The ability of a third party to acquire us is limited under applicable United States banking laws and regulations. The Bank Holding Company Act of 1956, as amended (the “BHC Act”), generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring “control” of Trustmark. Control is generally defined as ownership of 25% or more of the voting stock of a company, the ability to control the election of a majority of the company’s board of directors or the other exercise of a “controlling influence” over a company. Under the BHC Act, an existing bank holding company must obtain the prior approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) before acquiring 5% or more of our voting stock. In addition, the Change in Bank Control Act of 1978 (the “CIBC Act”), as amended, prohibits a person (including a natural person) or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Trustmark, or where no other person holds a greater percentage of that class of voting stock immediately after the transaction, constitutes acquisition of control of the bank holding company under the CIBC Act.

DESCRIPTION OF PREFERRED STOCK

We summarize below some of the provisions that will apply to the preferred stock that we may issue pursuant to this prospectus unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the preferred stock will be contained in the prospectus supplement applicable to the particular series of preferred stock that we issue. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

Under our articles of incorporation, our board of directors is authorized, without stockholder approval, to adopt resolutions providing for the issuance of up to 20,000,000 shares of preferred stock, in one or more series, subject to the provisions of our articles of incorporation, applicable law and the rules of the Nasdaq Global Select Market. Our board of directors may fix the designations, preferences, limitations, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions, of each series of preferred stock.

No preferred stock is currently issued and outstanding.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation and number of shares of the series of preferred stock;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or the amount or method of calculation of dividends, the payment dates for dividends, whether dividends will be cumulative or non-cumulative, and, if cumulative, the date or dates from and after which dividends will begin to accumulate;

•	whether the shares will be convertible or exchangeable into shares of our common or preferred stock, and, if so, the price and other terms and conditions of conversion or exchange;

•

whether or not the shares of preferred stock will be redeemable and, if redeemable, the redemption price (or the method for calculating the redemption price) and the other terms and conditions relating to the redemption of the shares of preferred stock (including any restriction on redemption when the payment of dividends is in arrears);

•	the amount, if any, payable on the shares of such series of preferred stock in the event of our voluntary or involuntary liquidation, dissolution or winding up;

•	any requirements that a sinking fund or purchase fund be provided for the redemption or purchase of the shares of such series;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•

any other powers, preferences and relative participating, optional or other special rights, or qualifications, limitations or restrictions thereon, to the extent not inconsistent with the terms of our articles of incorporation.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock.

The rights of holders of our preferred stock may be adversely affected in the future by the rights of holders of any new shares of preferred stock that may be issued by us in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purposes. Proper corporate purposes include, among other things, issuances to obtain additional financing in connection with acquisitions, in connection with a stockholders’ right plan or otherwise.

Rank

Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank on an equal basis with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only if, as and when declared by our board of directors out of funds legally available for dividends. The prospectus supplement will describe the dividend rates and the dates on which we will pay dividends as to each series of preferred stock. Dividends on any series of preferred stock may be fixed or variable, or both, and may be cumulative or non-cumulative, in each case as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock have been paid or sufficient funds have been set aside for payment. If dividends are not paid in full to each series of preferred stock, we will declare any dividends pro rata among the preferred stock of each series and any series of preferred stock that ranks equally with or senior to such series of preferred stock. A “pro rata” declaration means that the dividends we declare per share on each series of preferred stock will bear the same relationship to each other that the full accrued dividends per share on each series of the preferred stock bear to each other.

Unless all dividends on the preferred stock of each series issued have been paid in full, we will not declare or pay any dividends, or set aside sums for payment of dividends or distributions, on any common stock or on any class of security ranking junior to a series of preferred stock, except for dividends or distributions paid in the form of securities ranking junior to the preferred stock. We will also not redeem, purchase or otherwise acquire any securities ranking junior to a series of preferred stock as to dividends or liquidation preferences, except by conversion into or exchange for stock ranking junior to the series of preferred stock.

Conversion or Exchange

The applicable prospectus supplement for any series of preferred stock will state the terms, if any, on which shares of that series are convertible or exchangeable into shares of our common stock or another series of our preferred stock. The terms of any such conversion or exchange (and any such preferred stock issuable in connection therewith) will be described in the prospectus supplement relating to such series of preferred stock.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or at the option of the holder thereof, and may be mandatorily redeemable or convertible. The applicable prospectus supplement will describe the restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock. Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

On the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a pro rata portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our articles of incorporation establishing the series of such preferred stock; and

•	as required by applicable law.

Under regulations adopted by the Federal Reserve, if the holders of the preferred stock of any series become entitled to vote for the election of directors, whether because dividends on the preferred stock of such series are in arrears or otherwise, preferred stock of such series could be deemed a “class of voting securities.” In this instance, a holder of 25% or more of the preferred stock of such series likely would then be subject to regulation as a bank holding company in accordance with the BHC Act. In addition, a holder of such series that exercises a “controlling influence” over us, as determined by the Federal Reserve based on the holder’s total equity investment and other relevant facts and circumstances, could also be subject to regulation under the BHC Act. To the extent a series of the preferred stock is deemed a class of voting securities, acquisitions of shares of such series of preferred stock may be subject to the requirements described above under the heading “Description of Common Stock—Restrictions on Ownership.”

Transfer Agent and Registrar

The applicable prospectus supplement will name the transfer agent, registrar, dividend paying agent and depositary, if any, for shares of each series of preferred stock.

DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under a senior debt indenture (the “senior indenture”) between us and a senior trustee to be named in the applicable prospectus supplement. Subordinated debt securities have been and will be issued under the Subordinated Indenture, dated as of November 25, 2020, between us and Wilmington Trust, National Association (the “subordinated indenture”), and the related supplemental indenture for such subordinated debt securities. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the “indentures” and individually referred to in this prospectus as an “indenture.” The indentures are subject to and governed by the Trust Indenture Act of 1939. The senior indenture and the subordinated indenture (or forms thereof) are included as exhibits to the registration statement of which this prospectus is a part. We use the term “trustee” to refer to either the senior trustee or a subordinated trustee, as applicable.

The following briefly describes the general terms and provisions of the debt securities which may be offered and the indentures governing them. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in more detail in the applicable prospectus supplement relating to those securities.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and any supplemental indenture applicable thereto. We urge you to read the applicable prospectus supplement that is related to the debt securities that we sell under this prospectus, as well as the complete indenture, and any supplements thereto, that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

Unless otherwise provided in a supplemental indenture, our board of directors will set the particular terms of each series of debt securities, which will be described in a prospectus supplement relating to such series. We can issue an unlimited amount of debt securities under the indenture, in one or more series with the same or various maturities, at par, at a premium or at a discount. Among other things, the prospectus supplement relating to a series of debt securities being offered will address the following terms of the debt securities:

•	the title of the debt securities;

•	the price(s), expressed as a percentage of the principal amount, at which we will sell the debt securities;

•	whether the debt securities will be senior or subordinated, and, if subordinated, any such provisions that are different from those described below under “Subordinated Debt Securities”;

•	any limit on the aggregate principal amount of the debt securities;

•	the date(s) when principal payments are due on the debt securities;

•

the interest rate(s) on the debt securities, which may be fixed or variable, per annum or otherwise, and the method used to determine the rate(s), the dates on which interest will begin to accrue and be payable, and any regular record date for the interest payable on any interest payment date;

•	the place(s) where principal of, premium and interest on the debt securities will be payable;

•

provisions governing redemption of the debt securities, including, without limitation, any redemption or purchase requirements pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the redemption price and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of the principal of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

•	any additional or modified events of default from those described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture;

•	any additional or modified covenants from those described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities; and

•	any other specific terms of such debt securities.

In addition, we may issue convertible debt securities. Any conversion provisions of a particular series of debt securities will be set forth in the officer’s certificate or supplemental indenture related to that series of debt securities and will be described in the relevant prospectus supplement. To the extent applicable, conversion may be mandatory, at the option of the holder or at our option, in which case the number of shares of common or preferred stock to be received upon conversion would be calculated as of a time and in the manner stated in the prospectus supplement.

The applicable prospectus supplement will provide an overview of the U.S. federal income tax considerations and other special considerations applicable to any debt securities we offer for sale.

Transfer and Exchange

As described in the applicable prospectus supplement, each debt security will be represented by either a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) or one or more global securities registered in the name of a depositary, or its nominee, in the aggregate principal amount of the series of debt securities.

Certificated Debt Securities

You can transfer certificated debt securities (and the right to receive the principal of, premium and interest thereon) by presenting a request to the registrar or co-registrar to transfer or exchange those certificated debt securities and the registrar shall transfer or make the exchange if its requirements for such transactions are met.

You may transfer or exchange certificated debt securities at the office or offices specified by us in accordance with the terms of the indenture. There is no service charge, but we may require payment of a sum sufficient to cover any taxes or other governmental charges payable in connection with a transfer or exchange.

Global Debt Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, then the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination. See “Description of Global Securities.”

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions affording holders of the debt securities protection, such as prior consent or acceleration rights, in the event we agree to a change in control or a highly leveraged transaction (whether or not such transaction results in a change in control), which could adversely affect holders of debt securities.

Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into any other person or convey, transfer or lease all or substantially all of our properties and assets to any person, and we may not permit any other person to consolidate with or merge into us or to convey, transfer or lease all or substantially all of our properties or assets to us, unless:

•

we are the surviving corporation or the successor person (if not us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

•

immediately after giving effect to the transaction, and treating any indebtedness that becomes the obligation of us or any of our subsidiaries as having been incurred at the effective date of such transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default

For any series of debt securities, unless otherwise modified and in addition to any event of default described in the prospectus supplement applicable to that series, an event of default will include the following events:

•

default in the payment when due of any interest on any debt security of that series, or any additional amounts owed with respect to such security, when becoming due and payable, and continuance of such default for a period of 90 days (unless we deposit the entire amount of the payment owed with the trustee or with a paying agent prior to the expiration of this 90-day period);

•	default in the payment when due of principal of any debt security of that series;

•	default in the deposit when due of any sinking fund payment payable in respect of any debt security of that series;

•

our breach of any covenant or warranty in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series or for which consequences of nonperformance or breach are addressed elsewhere in the indenture), which breach is not cured within 90 days after delivery of written notice thereof to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as provided in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization involving us.

The applicable prospectus supplement will explain whether or not an event of default with respect to one series of debt securities will constitute a cross-default with respect to any other series of debt securities (except that certain events of bankruptcy, insolvency or reorganization will always constitute cross-defaults).

If an event of default with respect to any outstanding debt securities occurs and is continuing, then the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by written notice to us (and to the trustee if given by the holders), accelerate the payment of the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and accrued and unpaid interest, if any, on all debt securities of that series, though our subordinated debt securities may not grant holders this right to accelerate. Such acceleration is automatic (without no notice required) in the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization. Following acceleration, payments on our subordinated debt securities, if any, will be subject to the subordination provisions described below under “Subordinated Debt Securities.” At any time after acceleration with respect to debt securities of any series, but before the trustee has obtained a court judgment or decree for payment of the amounts due, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. The prospectus supplement relating to any series of debt securities that are discount securities will contain particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any rights or powers under the indenture at the request of any holder of outstanding debt securities unless the trustee is indemnified against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security may institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holder or holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance of such request; and

•

the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series have requested the trustee in writing to institute the proceeding (and have not subsequently given contrary instructions), and the trustee has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Under the indenture, we must furnish the trustee a statement as to compliance with the indenture within 120 days after the end of our fiscal year. The indenture provides that, other than with respect to payment defaults, the trustee may withhold notice to the holders of debt securities of any series of a default or event of default if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend the indenture if the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments consent thereto. We may not make any amendment without the consent of the specific holder of an affected debt security then outstanding if that amendment will:

•	reduce the amount of such holders’ debt securities;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt securities or any additional amounts required to be paid under the indenture or debt securities;

•	reduce the principal or change the maturity of any debt securities or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

•	reduce the principal amount of security that provides for an amount less than the stated principal amount thereof to be due and payable upon acceleration of the maturity thereof;

•

waive a default or event of default in the payment of the principal of or interest, if any, on any debt security (except a rescission of acceleration of the debt securities by the holders of at least a majority in principal amount of the outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•

make the principal of or interest, if any, on any debt security or any additional amounts required to be paid under the indenture or debt securities with respect thereto payable in any currency other than that stated in the debt securities;

•	make any change in the terms under the indenture of the unconditional right of holders to receive principal and interest as provided in the indenture;

•	make any changes to the provisions related to the waiver of past defaults provided in the indenture;

•	modify the provisions relating to limitations on waivers without consent of the holders as provided in the indenture; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of all holders waive any past default under the indenture with respect to that series and its consequences, except a payment default or a default of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

We may deposit with the trustee, in trust, cash or cash equivalents in an amount that, through the payment of interest and principal in accordance with their terms, is sufficient in the opinion of our independent public accountants to make all payments in cash of principal or interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the due dates for such payments in accordance with the terms of the indenture and those debt securities. If we make such a deposit, unless otherwise provided under the applicable series of debt securities, we will be discharged from any and all obligations in respect of the debt securities of such series (except for certain limited rights, including the registration of transfer and exchange of notes, replacement of lost, stolen or mutilated notes and the right to receive payments of the principal of (and premium, if any) and interest on such notes when such payments are due). However, this discharge may occur only if, among other things, we have delivered to the trustee a legal opinion stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and, based thereon confirming that, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

Under the indenture (and unless otherwise provided by the terms of the applicable series of debt securities), upon making the deposit and delivering the legal opinion described in “Legal Defeasance” above, we will not need to comply with the covenants described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and any such noncompliance will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

Covenant Defeasance and Events of Default

If we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amounts on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. We will remain liable for those payments.

The Trustee

The indentures limit the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims. The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

The indenture will govern the extent to which payment on any subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness. The subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of our subsidiaries.

Upon any distribution of our assets upon any liquidation, dissolution, winding up or reorganization, the payment of principal and interest on subordinated debt securities will be subordinated to the prior payment in full of all senior indebtedness in cash or other payment satisfactory to the holders of such senior indebtedness. If subordinated debt securities are accelerated because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of the subordinated debt securities are entitled to receive any payment or distribution. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness of any acceleration of payment of the subordinated debt securities.

We may not make any payment on the subordinated debt securities, including upon redemption (whether at the holder’s or our option) if:

•

a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable grace period (called a “payment default”); or

•

a default (other than a payment default) that permits holders of designated senior indebtedness to accelerate its maturity occurs and is continuing, and the trustee receives a notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

We may resume payments and distributions on the subordinated debt securities, in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and, in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived and 179 days after the date on which the payment blockage notice is received, if the maturity of the designated senior indebtedness has not been accelerated.

No new payment blockage period may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments, including any liquidated damages, on the debt securities that have come due have been paid in full in cash. Generally, a non-payment default existing or continuing on the date of delivery of any payment blockage notice cannot be the basis for any later payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the foregoing subordination provisions, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

The indenture does not prohibit us from incurring debt, including senior indebtedness. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify it against certain losses, liabilities or expenses it incurs in connection with its duties relating to the subordinated debt securities. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)

all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities under leases required by generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)

all obligations and other liabilities under any real property lease or related document which contractually obligates us to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor;

(5)

all obligations under interest rate or other swaps, caps or collar agreements or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(6)	all direct or indirect guaranties or similar agreements in respect of indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which we own or hold; and

(8)

any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. Senior indebtedness does not include:

•

indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities; and

•	our indebtedness to any of our majority-owned subsidiaries.

Governing Law

Unless otherwise set forth in the prospectus supplement applicable to the particular series of debt securities, the indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants that we may issue pursuant to this prospectus unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue, together with other securities or separately, warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	if applicable, the maximum or minimum number of warrants which may be exercised at any time;

•	the identity of the warrant agent;

•	any mandatory or optional redemption provision;

•	whether the warrants are to be issued in registered or bearer form;

•	whether the warrants are extendible and the period or periods of such extendibility;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES

We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement applicable to a particular issuance of depositary shares, which will contain additional information and which may update or change some of the information below.

General

We may, at our option, offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share, including any dividend, voting, redemption, conversion and liquidation rights described in a prospectus supplement, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares in proportion to the number of depositary shares owned by such holders on the relevant record date. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares in proportion to the number of depositary shares owned by such holders on the relevant record date. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

•	all outstanding depositary shares have been redeemed;

•

there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution, or winding up of our company, and such distribution has been distributed to the holders of depositary shares; or

•	consent of the holders of at least two-thirds of the depositary shares outstanding is obtained.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement and unless the related depositary shares have been called for redemption, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock. Neither the bank depositary nor will we be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the bank depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	material U.S. federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

We may issue stock purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each stock purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any stock purchase contract by delivering the cash value of such stock purchase contract or the cash value of the property otherwise deliverable or, in the case of stock purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a stock purchase contract.

The stock purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The stock purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, stock purchase contracts may require holders to satisfy their obligations thereunder when the stock purchase contracts are issued. Our obligation to settle such prepaid stock purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, prepaid stock purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, we may issue the securities in the form of one or more fully registered global securities that will be deposited with a depository or its nominee identified in the applicable prospectus supplement and registered in the name of that depository or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depository for the registered global security, the nominees of the depository or any successors of the depository or those nominees.

If not described below, any specific terms of the depository arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depository arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depository or persons that may hold interests through participants. Upon the issuance of a registered global security, the depository will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited.

Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depository, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depository, or its nominee, is the registered owner of a registered global security, that depository or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of, and premium, if any, and interest on, debt securities, and any payments to holders with respect to other securities represented by a registered global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the registered global security. None of Trustmark, the trustees, the warrant agents or any bank depositary, as applicable, will have any responsibility or liability for any aspect of the records relating to or the payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depository for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depository for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depository. In addition, under the terms of the indenture, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. We understand, however, that, under current industry practices, the depository would notify its participants of our request, but will only withdraw beneficial interests from a global security at the request of each participant. We would issue definitive certificates in exchange for any such interests withdrawn. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depository gives to the applicable trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depository’s instructions will be based upon directions received by the depository from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depository.

PLAN OF DISTRIBUTION

We and/or the selling securityholders may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

The selling securityholders may also sell shares of common stock under Rule 144 of the Securities Act, or any other available exemption, rather than under this prospectus.

In addition, we and/or the selling securityholders may enter into option, share lending or other types of transactions that require us and/or the selling securityholders to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We and/or the selling securityholders may enter into hedging transactions with respect to our securities. For example, we and/or the selling securityholders may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

Each time that we and/or the selling securityholders use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the type and amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may either be offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

We and/or the selling securityholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us and/or the selling securityholders in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us from the sale of any securities registered pursuant to SEC Rule 415.

Agents and underwriters may be entitled to indemnification by us and/or the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us and/or the selling securityholders in the ordinary course of business.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the Nasdaq Global Select Market. We expect that any common stock sold pursuant to a prospectus supplement will be listed on the Nasdaq Global Select Market, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We and/or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including, without limitation, in short sale transactions. In that event, the third party may use securities pledged by us and/or the selling securityholders or borrowed from us and/or the selling securityholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We and/or the selling securityholders do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we and/or the selling securityholders do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

If we and/or the selling securityholders offer securities in a subscription rights offering to our existing securityholders, we and/or the selling securityholders may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We and/or the selling securityholders may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we and/or the selling securityholders do not enter into a standby underwriting arrangement, we and/or the selling securityholders may retain a dealer-manager to manage a subscription rights offering for us and/or the selling securityholders.

Underwriters, dealers and agents may engage in transactions with us and/or the selling securityholders or perform services for us and/or the selling securityholders in the ordinary course of business.

If indicated in the applicable prospectus supplement, we and/or the selling securityholders will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us and/or the selling securityholders at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our and/or the selling securityholders’ approval. The obligations of any purchaser under any such contract will be subject to the conditions that: (i) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject; and (ii) if the securities are being sold to underwriters, we and/or the selling securityholders shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, securities in various private transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement to which this prospectus is a part, and in filings we make with the SEC, which we incorporate by reference into this registration statement.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Covington & Burling LLP, New York, New York and Brunini, Grantham, Grower & Hewes, PLLC, Jackson, Mississippi. If the matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, then such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to Trustmark Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by us in connection with the registration of the securities being registered under this registration statement. All amounts shown are estimates except the SEC registration fee:

SEC registration fee	(1)
Listing fees	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer agent, registrar and trustee fees	(2)
Printing fees	(2)
Miscellaneous	(2)

Total	(2)

(1)

An indeterminate amount of securities are being registered under this registration statement and, in accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee until the time the securities are sold under this registration statement pursuant to a prospectus supplement.

(2)

The calculation of these fees and expenses is dependent on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

The MBCA contains provisions that directly affect the liability of officers and directors of Mississippi corporations to the corporations and stockholders whom they serve. Title 79, Chapter 4, Article 8, subarticle E of the MBCA permits Mississippi corporations to indemnify officers and directors, as well as certain other individuals who act on behalf of such corporations.

Sections 79-4-8.50 through 79-4-8.59 of the MBCA provide the registrant with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandate the indemnification of the registrant’s directors under certain circumstances.

Under our bylaws, any person, his or her heirs, executors, or administrators, may be indemnified or reimbursed by the registrant for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party or potential party by reason of his or her being or having been a director, an honorary or advisory director, officer, or employee of the registrant or of any firm, corporation or organization which he or she served in any such capacity at the request of the registrant; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he or she shall finally be adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his or her duties to the registrant.

The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his or her heirs, executors, or administrators, may be entitled as a matter of law.

With respect to an administrative proceeding or civil action initiated by a bank regulatory agency, registrant may only make or agree to make indemnification payments, including reimbursement of expenses, to an institution-affiliated party (as defined in 12 U.S.C. & 1813(u)) to the extent such payments are reasonable and consistent with the requirements of 12 U.S.C. & 1828(k) and its implementing regulations. With respect to an administrative proceeding or civil action not initiated by a bank regulatory agency, the registrant may indemnify an institution-affiliated party for damages and expenses, including the advancement of expenses and legal fees, in accordance with the laws of the State of Mississippi, provided such payments are consistent with safe and sound banking practices.

Under our bylaws, the registrant shall indemnify its directors and those individuals who are officers of the registrant as that term is defined in Rule 16a-1(f) under Exchange Act (the “Executive Officers”) to the fullest extent permitted by law against any reasonable expenses actually incurred in connection with any action, suit, or proceeding arising out of or relating to his or her role as a director or Executive Officer except for: (a) liability in connection with any matter in an action, suit, or proceeding as to which he or she shall finally be adjudged to have been guilty of or liable for negligence or willful misconduct in the performance of his or her duties to the registrant; (b) liability in connection with a proceeding by or in the right of the registrant other than for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer met the relevant standard of conduct under applicable law; or (c) liability arising out of conduct that constitutes (i) receipt by him or her of a financial benefit to which they are not entitled, (ii) intentional infliction of harm on the registrant or its stockholders, or (iii) an intentional violation of criminal law. To the extent permitted by law, the right to indemnification in the registrant’s bylaws (A) shall apply to acts or omissions antedating the adoption of the registrant’s bylaws, (B) shall be severable, (C) shall continue as to a person who has ceased to be a director or officer, and (D) shall inure to the benefit of the heirs, executors, and administrators of such person. The indemnification provided for in the registrant’s bylaws may be repealed or amended from time to time by the registrant’s board of directors with or without stockholder approval; provided, however, that no such appeal or amendment shall limit the right to indemnification for liability for acts or omissions which occurred prior to the time of such repeal or amendment.

The registrant’s bylaws provide that the registrant shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred in connection with the proceeding by an individual who is a party to the proceeding because that individual is a member of the board of directors or an Executive Officer if the director or Executive Officer delivers to the registrant: (a) a signed written affirmation of their good faith belief that the relevant standard of conduct described in Section 79-4-8.51 of the MBCA has been met by said person or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by Section 79-4-202(b)(4) of the MBCA; and (b) a signed written undertaking of the person to repay any funds advanced if they are not entitled to mandatory indemnification under Section 79-4-8.52 of the MBCA and it is ultimately determined under Section 79-4-8.54 or Section 79-4-8.55 of the MBCA that the person has not met the relevant standard of conduct described in Section 79-4-8.51. The undertaking required hereunder must be an unlimited general obligation of the director or Executive Officer but need not be secured and may be accepted without reference to the financial ability of the director or Executive Officer to make repayment.

The registrant’s bylaws provide that the registrant may, upon affirmative vote of a majority of its board of directors, purchase insurance to indemnify its directors, officers and employees to the extent that such indemnification is allowed in the registrant’s articles of incorporation and/or bylaws, and is consistent with the laws of the State of Mississippi and with safe and sound banking practices. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to its bylaws, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.	Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement for any offering of securities*

2.1	Agreement and Plan of Reorganization between Trustmark Corporation and BancTrust Financial Group, Inc. Filed June 1, 2012, as Exhibit 2.1 to Trustmark’s Form 8-K Current Report, incorporated herein by reference.

2.2	First Amendment to Agreement and Plan of Reorganization between Trustmark Corporation and BancTrust Financial Group, Inc. Filed October 9, 2012 as Exhibit 2.1 to Trustmark’s Form 8-K Current Report, incorporated herein by reference.

3.1	Articles of Incorporation of Trustmark, as restated April 25, 2023. Filed May 8, 2023, as Exhibit 3-a to Trustmark’s Form 10-Q Quarterly Report for the quarter ended March 31, 2023, incorporated herein by reference.

3.2	Amended and Restated Bylaws of Trustmark Corporation as of February 15, 2023. Filed February 17, 2023, as Exhibit 3.1 to Trustmark’s Form 8-K Current Report, incorporated herein by reference.

4.1	Amended and Restated Trust Agreement among Trustmark Corporation, Wilmington Trust Company and the Administrative Trustees regarding Trustmark Preferred Capital Trust I. Filed August 21, 2006, as Exhibit 4.1 to Trustmark’s Form 8-K Current Report, incorporated herein by reference.

4.2	Junior Subordinated Indenture between Trustmark Corporation and Wilmington Trust Company. Filed August 21, 2006, as Exhibit 4.2 to Trustmark’s Form 8-K Current Report, incorporated herein by reference.

4.3	Guarantee Agreement between Trustmark Corporation and Wilmington Trust Company. Filed August 21, 2006, as Exhibit 4.3 to Trustmark’s Form 8-K Current Report, incorporated herein by reference.

4.4	Form of Articles of Amendment Establishing a Series of Preferred Stock*

4.5	Form of Senior Debt Indenture

4.6	Subordinated Indenture between Trustmark Corporation and Wilmington Trust, National Association

4.7	Form of Senior Debt Security*

4.8	Form of Subordinated Debt Security*

4.9	Form of Warrant Agreement*

4.10	Form of Warrant Certificate*

4.11	Form of Depositary Agreement*

4.12	Form of Depositary Receipt*

4.13	Form of Unit Agreement*

4.14	Form of Purchase Contract Agreement*

5.1	Opinion of Covington & Burling LLP

5.2	Opinion of Brunini, Grantham, Grower & Hewes, PLLC

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1)

23.2	Consent of Brunini, Grantham, Grower & Hewes, PLLC (included in Exhibit 5.2)

23.3	Consent of Crowe LLP

24.1	Powers of Attorney (included on signature page)

25.1	Statement of Eligibility of Trustee on Form T-1 for the Senior Debt Indenture

Exhibit No.	Description

25.2	Statement of Eligibility of Trustee on Form T-1 for the Subordinated Debt Indenture

107	Filing Fee Table

*	To be filed by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings.

(A)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (A)(1)(i), (A)(1)(ii) and (A)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(D) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on November 17, 2025.

TRUSTMARK CORPORATION

By:	/s/ Duane A. Dewey
Name:	Duane A. Dewey
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Duane A. Dewey and Thomas C. Owens, and each of them, as attorneys-in-fact, for him or her and in his or her name, place and stead, in any and all capacities, so long as such individual remains an executive officer of Trustmark Corporation, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Adolphus B. Baker Adolphus B. Baker	Director	November 17, 2025

/s/ George T. Chambers, Jr. George T. Chambers, Jr.	Principal Accounting Officer	November 17, 2025

/s/ Augustus L. Collins Augustus L. Collins	Director	November 17, 2025

/s/ Tracy T. Conerly Tracy T. Conerly	Director	November 17, 2025

/s/ Duane A. Dewey Duane A. Dewey	President, Chief Executive Officer and Director	November 17, 2025

/s/ Marcelo Eduardo, Ph.D. Marcelo Eduardo, Ph.D.	Director	November 17, 2025

Signature	Title	Date

/s/ J. Clay Hays, Jr., M.D. J. Clay Hays, Jr., M.D.	Director	November 17, 2025

/s/ Gerard R. Host Gerard R. Host	Chair and Director	November 17, 2025

/s/ Harris V. Morrissette Harris V. Morrissette	Director	November 17, 2025

/s/ Thomas C. Owens Thomas C. Owens	Treasurer and Principal Financial Officer	November 17, 2025

/s/ Richard H. Puckett Richard H. Puckett	Director	November 17, 2025

/s/ Lea B. Turnipseed Lea B. Turnipseed	Director	November 17, 2025

/s/ William G. Yates III William G. Yates III	Director	November 17, 2025